As filed with the Securities and Exchange Commission on October 29, 2026

Registration No. 333-299685

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ABITS GROUP INC
(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Level 24 Lee Garden One, 33 Hysan Avenue

Causeway Bay, Hong Kong SAR

People’s Republic of China

+852 3959-8605 — telephone

+852 3959 8800 — facsimile

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Abit USA Inc.

4458 White Oak Rd

Duff, TN 37729

+1-917-592-1177 — telephone

(Name, address including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Anthony W. Basch, Esq.

Kaufman & Canoles, P.C.

Two James Center, 14th Floor

1021 East Cary Street

Richmond, Virginia 23219

+1-804-771-5700 — telephone

+1-888-360-9092 — facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Abits Group Inc is filing this Amendment No. 1 to its registration statement on Form F-1 (File No. 333-299685) (the “Registration Statement”) as an exhibits-only filing to re-file Exhibit 5.3, which was previously filed with the Registration Statement, to correct the date of the opinion, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, the Exhibit Index of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Memorandum and Articles of Association of Abits Group Inc (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 6-K filed with the U.S. Securities and Exchange Commission on March 5, 2025)
4.1	Description of Ordinary Shares (incorporated by reference to Exhibit 2.2 to our annual report on Form 20-F filed with the U.S. Securities and Exchange Commission on April 29, 2026)
4.2^	Specimen Ordinary Share Certificate
4.3	Form of Convertible Promissory Note, dated September 14, 2026 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 6-K filed with the U.S. Securities and Exchange Commission on September 17, 2026)
4.4	Form of Pre-Funded Warrant to Purchase Ordinary Shares, dated September 14, 2026 (incorporated by reference to Exhibit 10.5 to our Current Report on Form 6-K filed with the U.S. Securities and Exchange Commission on September 17, 2026)
4.5	Form of Placement Agent Warrant to Purchase Ordinary Shares, dated September 14, 2026 (incorporated by reference to Exhibit 10.6 to our Current Report on Form 6-K filed with the U.S. Securities and Exchange Commission on September 17, 2026)
5.1^	Opinion of Campbells Legal (BVI) Limited
5.2^	Opinion of Jincheng Tongda & Neal Law Firm
5.3+	Opinion of Patrick Mak & Tse
10.1	Securities Purchase Agreement, dated August 5, 2026, among the Company, ARC Group International Ltd. and Conglin Deng (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K filed with the U.S. Securities and Exchange Commission on August 11, 2026)
10.2	Form of Securities Purchase Agreement, dated September 14, 2026, between the Company and Shakawe Capital LLC (incorporated by reference to Exhibit 10.1 to our Current Report on Form 6-K filed with the U.S. Securities and Exchange Commission on September 17, 2026)
10.3	Form of Registration Rights Agreement, dated September 14, 2026, between the Company and Shakawe Capital LLC (incorporated by reference to Exhibit 10.3 to our Current Report on Form 6-K filed with the U.S. Securities and Exchange Commission on September 17, 2026)
10.4	Form of Equity Purchase Agreement, dated September 14, 2026, between the Company and Shakawe Capital LLC (incorporated by reference to Exhibit 10.4 to our Current Report on Form 6-K filed with the U.S. Securities and Exchange Commission on September 17, 2026)
10.5	Form of Lock-Up Agreement, dated September 14, 2026 (incorporated by reference to Exhibit 10.7 to our Current Report on Form 6-K filed with the U.S. Securities and Exchange Commission on September 17, 2026)
10.6	Placement Agent Agreement, dated September 14, 2026 (incorporated by reference to Exhibit 10.8 to our Current Report on Form 6-K filed with the U.S. Securities and Exchange Commission on September 17, 2026)
10.7^	The Preferred Share Repurchase and Cancellation Agreement, dated September 10, 2026
21.1^	List of Subsidiaries of the Registrant
23.1^	Consent of Audit Alliance LLP
23.2^	Consent of Campbells (contained in Exhibit 5.1)
23.3^	Consent of Jincheng Tongda & Neal Law Firm (contained in Exhibit 5.2)
23.4+	Consent of Patrick Mak & Tse (contained in Exhibit 5.3)
24.1^	Power of Attorney (contained on signature page)
107^	Filing Fees Table

+	Filed herewith.
^	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement or Amendment thereto on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kentucky, United States on October 29, 2026.

ABITS GROUP INC

By:	/s/ Stephen Faucetta
Name:	Stephen Faucetta
Title:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Kai Zhang
Name:	Kai Zhang
Title:	Chief Financial Officer
(Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Stephen Faucetta	Chief Executive Officer, Director and Chairman of Board of Directors	October 29, 2026
Stephen Faucetta	(Principal Executive Officer)

/s/ Kai Zhang	Chief Financial Officer	October 29, 2026
Kai Zhang	(Principal Accounting and Financial Officer)

/s/ Glenn Josephs	Director	October 29, 2026
Glenn Josephs

/s/ Mohsen (Michael) Khorassani	Director	October 29, 2026
Mohsen (Michael) Khorassani

/s/ Phillip Balatsos	Director	October 29, 2026
Phillip Balatsos

/s/ Andrew Hancox	Director	October 29, 2026
Andrew Hancox

/s/ Stephen Faucetta		October 29, 2026
Stephen Faucetta, Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Abits Group Inc, has signed this registration statement or amendment thereto in Kentucky, United States on October 29, 2026.

By:	/s/ Stephen Faucetta
Name:	Stephen Faucetta
Title:	Chief Executive Officer, Authorized Representative in the United States